Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-11 of our report dated April 30, 2010 (except for Note 6, as to which the date is August 27, 2010) relating to the consolidated balance sheet of Cole Corporate Income REIT, Inc. (formerly Cole Credit Office/Industrial Trust, Inc.) and subsidiary appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
August 27, 2010